UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31312	22-3461740
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ		07417
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, on February 10, 2012, each of Medco Health Solutions, Inc. (“Medco”) and Express Scripts, Inc. (“Express Scripts”) certified as to its substantial compliance with the Request for Additional Information (commonly referred to as a “second request”) from the U.S. Federal Trade Commission (the “FTC”) with respect to their proposed mergers (the “mergers”). While the waiting period under the Hart-Scott-Rodino Act relating to the mergers expires on March 12, 2012, each of Medco and Express Scripts has agreed with the FTC not to close the mergers at that time. Medco and Express Scripts continue to work with the FTC and expect that the mergers will be completed by the earlier part of the second quarter of 2012.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this report should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and
President, Global Pharmaceutical
Strategies

Date: March 12, 2012